UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report:  May 8, 2007

MIDDLESEX WATER COMPANY
(Exact name of registrant as specified in its charter)

NEW JERSEY	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
(Address of principal executive offices, including zip code)

(732)-634-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01.    Other Events

Announcement of Middlesex Water Company First Quarter 2007 Earnings as set forth in the attached press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

s/Kenneth J. Quinn
Kenneth J. Quinn
Vice President, General Counsel,
Secretary and Treasurer

Dated:    May 8, 2007

2

MIDDLESEX WATER COMPANY ANNOUNCES
FIRST QUARTER RESULTS

ISELIN, NJ, (May 8, 2007)   Middlesex Water Company, (NASDAQ:MSEX), a provider of water and wastewater and related services in New Jersey and Delaware, today announced that operating revenues for the quarter ended March 31, 2007 increased $0.8 million, from the same period in 2006.
First Quarter Operating Results
Consolidated operating revenues for the quarter rose 4.2% from the same period in 2006, largely due to customer growth and rate relief in our Delaware service territories.  First quarter results reflect an additional $0.5 million of revenues due to the implementation of a 15% interim rate increase in June 2006 and a 12% additional increase granted February 28, 2007 to our Delaware subsidiary, Tidewater Utilities, Inc.  Customer growth contributed $0.3 million of revenues.  Consumption revenues in our Middlesex system were lower by $0.1 million. This decline was offset by revenue increases in our other subsidiaries.
Operation and maintenance expenses for the three months ended March 31, 2007 increased $0.8 million or 7.6%, compared to the same period in 2006 with labor and benefit costs accounting for $0.6 million of the increase. Continued growth of our Delaware systems required additional personnel, while severe winter weather-related system repairs resulted in increased overtime costs in New Jersey. All other operation expenses increased $0.2 million. Depreciation expense increased $0.2 million, or 10.6%, primarily as a result of a higher level of utility plant in service since March 31, 2006.
 “As expected, we are beginning to realize the full effect of rate decisions received in 2006 and 2007, and continue to see the impact of customer growth in our Delaware operations,” said Dennis W. Doll, president and chief executive officer. “We remain diligent about obtaining timely rate relief for continued capital investment and other cost considerations. In that regard, we filed for an $8.9 million, or 16.5%, rate increase for our Middlesex system in New Jersey on April 18th. We have continued to lay a foundation for further expansion of our water and wastewater services. We have now assumed partial operation of the wastewater treatment facilities of the Town of Milton as part of our contract to purchase that system and we have now received all regulatory approvals to operate as a regulated water and wastewater utility in Maryland.  As growth in both the regulated water and wastewater businesses is dependent upon economic conditions surrounding new housing as well as developer construction timetables, we continue to explore additional opportunities that showcase to developers, municipalities and others, our portfolio of capabilities offering a full complement of technical, operational and management skills,” added Doll.
Middlesex Water reported earnings applicable to common stock of $1.71 million, or $0.13 per basic share, for the quarter ended March 31, 2007, compared with $1.75 million, or $0.15 per basic share, in 2006.  On a fully diluted basis, earnings per share was $0.13 for 2007, compared to $0.15 per share for the same period in 2006.  Basic and diluted earnings per share decreased due to the higher number of shares outstanding. Middlesex sold and issued 1.5 million shares of its common stock in November 2006.   Net income decreased by less than $0.1 million.
Board Declares Quarterly Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.1725 per share, payable June 1, 2007 to common shareholders as of May 15, 2007.  The Company has paid cash dividends in varying amounts continually since 1912.  Middlesex Water has a Dividend Reinvestment Plan under which dividends and optional cash payments can be used to purchase additional shares of Common stock.
Annual Shareholders Meeting
Middlesex Water will host its annual meeting of shareholders on Wednesday, May 23, 2007 beginning at 11:00 EDT at its corporate headquarters in Iselin, NJ.
About Middlesex Water Company
Middlesex Water Company, organized in 1897, is an investor-owned water utility, serving customers in central and southern New Jersey and in the State of Delaware.  The Company and its New Jersey subsidiaries – Pinelands Water Company and Pinelands Wastewater Company—are subject to the regulations of the Board of Public Utilities of the State of New Jersey.  Middlesex Water operates the water and wastewater utilities for the City of Perth Amboy through its subsidiary, Utility Service Affiliates (Perth Amboy), Inc.  Middlesex Water also provides contract operations services and a service line maintenance program through its non-regulated subsidiary, Utility Service Affiliates, Inc.  The Company’s regulated Delaware subsidiaries, Tidewater Utilities, Inc., together with Southern Shores Water Company, and Tidewater Environmental Services, Inc. (TESI) are subject to the regulations of the Public Service Commission in Delaware.  TESI provides regulated wastewater utility services.  White Marsh Environmental Systems, Inc. operates small water and wastewater systems under contract on a non-regulated basis in Delaware.  These companies are also subject to various Federal, State and regulatory agencies concerning water and wastewater effluent, quality standards.
For additional information regarding Middlesex Water Company, visit the Company’s Web site at www.middlesexwater.com or call (732) 634-1500.
This release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others,  our long-term strategy and expectations, the status of our acquisition program, the impact of our acquisitions, the impact of current and projected rate requests and the impact of our capital program on our environmental compliance. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: general economic business conditions, unfavorable weather conditions, the success of certain cost  containment initiatives, changes in regulations or regulatory treatment, availability and the cost of capital, the success of growth initiatives and other factors discussed in our filings with the Securities and Exchange Commission.

Contact:
Bernadette Sohler, Vice President – Corporate Affairs
Middlesex Water Company
1500 Ronson Road
Iselin, New Jersey  08830
www.middlesexwater.com

MIDDLESEX WATER COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands except per share amounts)

	Three Months Ended March 31,
	2007	2006

Operating Revenues	$18,988	$18,230

Operating Expenses:
Operations	10,192	9,646
Maintenance	978	739
Depreciation	1,845	1,668
Other Taxes	2,251	2,204

Total Operating Expenses	15,266	14,257

Operating Income	3,722	3,973

Other Income (Expense):
Allowance for Funds Used During Construction	112	113
Other Income	226	58
Other Expense	(5)	(2)

Total Other Income, net	333	169

Interest Charges	1,384	1,515

Income before Income Taxes	2,671	2,627

Income Taxes	902	815

Net Income	1,769	1,812

Preferred Stock Dividend Requirements	62	62

Earnings Applicable to Common Stock	$1,707	$1,750

Earnings per share of Common Stock:
Basic	$0.13	$0.15
Diluted	$0.13	$0.15

Average Number of Common Shares Outstanding:
Basic	13,176	11,594
Diluted	13,507	11,925

Cash Dividends Paid per Common Share	$0.1725	$0.1700